EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT.

NAME OF PARENT OF SUBSIDIARY OF ORGANIZATION         STATE OR OTHER JURISDICTION
- --------------------------------------------         ---------------------------
Dynatech Corporation - Parent                          Massachusetts
Dynatech U.S.A., Inc.                                  Massachusetts
Alpha Image, Inc.                                      Delaware
Alta Group, Inc. (inactive)                            California
AIRSHOW, Incorporated                                  California
ColorGraphics Systems, Inc.                            Wisconsin
ComCoTec, Inc.                                         Illinois
Computerized Medical Systems, Inc.                     Missouri
DaVinci Systems, Inc.                                  Florida
Digital Technology, Inc.                               Ohio
Dyna FSC Corporation (inactive)                        U.S. Virgin Islands
Dynatech Cable Products Group, Inc.                    Utah
Dynatech Communications, Inc.                          Delaware
Dynatech Laboratories, Inc.                            Delaware
Dynatech Leasing Corporation                           Nevada
Dynatech Nevada, Inc.                                  Nevada
Dynatech NewStar, Inc.                                 Wisconsin
Dynatech Precision Sampling Corporation                Louisiana
Dynatech Tactical Communications, Inc.                 Massachusetts
Dynatech Video Group, Inc.                             Utah
Dynatech Video & Specialty Computers, Inc.
   (inactive)                                          Wisconsin
Industrial Computer Source, Inc.                       California
L.E.A. Dynatech, Incorporated                          Florida
Parallax Graphics, Inc.                                California
Piiceon, Inc.                                          California
Quanta Corporation                                     Utah
Quanta International Corporation                       Utah
Science Associates, Inc. (in liquidation)              New Jersey
Telecommunications Techniques Corporation              Maryland
Trontech, Inc.                                         New Jersey
Unex Corporation                                       Massachusetts
U.S. Computer Systems, Inc.                            Ohio
Utah Scientific Inc.                                   Nevada
DataViews Corporation                                  Massachusetts
XKD Corporation                                        California
Cromemco, G.m.b.H. (inactive)                          Germany
Dynatech A.G. (in liquidation)                         Switzerland
TTC Canada Ltd.                                        Canada
Dynatech Corporation Ltd.                              England
Dynatech Scandinavia A/S (inactive)                    Norway
Dynatech Communications SRL                            Italy
Dynatech Communications Svenska A.B.                   Sweden
Dynatech Data Communications, Ltd.                     Guernsey, Channel Islands
Dynatech Communications Espana (in liquidation)        Spain
Dynatech Communications G.m.b.H.                       Germany
Dynatech Deutschland, G.m.b.H.                         Germany
Dynatech Gesellschaft Furdated Verarbeitung            Germany
Dynatech Systems France, SA                            France
Dynatech Holdings Ltd.                                 Guernsey, Channel Islands
Dynatech Holdings Ltd.                                 England
Dynatech Holdings S.A.R.L.                             France
Dynatech Hong Kong, Ltd.                               Hong Kong
Dynatech Investments, Ltd.                             Guernsey, Channel Islands
Nihon Dynatech K.K.                                    Japan
Dynatech Medical Products, Ltd.                        Guernsey, Channel Islands
Industrial Computer Source France                      France
Laboratorie Dynatech S.A.R.L.                          France
Dynatech Laboratories s.r.o.                           Czech Republic
Telecommunications Techniques Company
  (Ireland) Ltd.                                       Ireland